UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

5C Lending Partners Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-56665	93-4039151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

330 Madison Avenue, 20th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 516-3171

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2025, 5C Lending Partners Corp., a Maryland corporation (the “Company”), entered into a second amendment to its revolving credit agreement (the “Second Amendment”), dated as of January 16, 2025 (as amended, supplemented or otherwise modified from time to time, including by the Second Amendment, the “Revolving Credit Agreement”), by and among the Company, U.S. Bank National Association, as Administrative Agent for the Secured Parties, a Letter of Credit Issuer and a Lender.

The Second Amendment, among other things, (i) adds a newly formed feeder fund, 5C Lending Partners Structured Feeder LP, a Delaware limited partnership (the “New Pledgor”), as a credit party under the Revolving Credit Agreement, and (ii) provides that the commitments to the New Pledgor will be included in the borrowing base under the Revolving Credit Agreement. In connection with the Second Amendment the New Pledgor entered into certain security documents pledging to the Administrative Agent customary subscription facility collateral.

The foregoing description is only a summary of certain provisions of the Second Amendment and is qualified in its entirety by reference to a copy of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Revolving Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On December 24, 2025, the Board of Directors of the Company declared a special cash distribution of $0.20 per share of the Company’s common stock, par value $0.001 (the “Common Stock”). The distribution is payable on January 15, 2026, to the holders of record of the Company’s Common Stock (the “Stockholders”) as of the close of business on December 31, 2025. Distributions will be paid in cash or reinvested in shares of Common Stock for Stockholders participating in the Company's distribution reinvestment plan.

Investment Operations

As of December 29, 2025, the Company’s investment portfolio totaled $594.1 million across 19 portfolio companies, comprising of loan commitments of $539.1 million in aggregate principal amount, of which $401.6 million was funded and $137.5 million was unfunded, and a preferred equity investment of $55.0 million.

Recent Transactions

FYidoctors – FYi Eye Care Services and Products Inc. & FYi USA Inc.

The Company closed a first-lien credit facility in connection with a refinancing and upsize for FYidoctors (“FYidoctors”). FYidoctors is a vertically integrated provider of optometric products and services.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description
10.1*	Second Amendment to Revolving Credit Agreement, dated as of December 19, 2025, by and between 5C Lending Partners Corp. as the borrower, U.S. Bank National Association, as the administrative agent, sole lead arranger and letter of credit issuer, and the lenders party thereto from time to time
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2025	5C Lending Partners Corp.

By: /s/ Michael Koester Name: Michael Koester Title: Co-President

By: /s/ Thomas Connolly Name: Thomas Connolly Title: Co-President